     As filed with the Securities and Exchange Commission on April 11, 2001
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                           MILLER EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                                 38-3379776
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                             3104 Logan Valley Road
                       Traverse City, Michigan 49685-0348
          (Address of principal executive offices, including zip code)

                              --------------------

    MILLER EXPLORATION COMPANY STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997
               MILLER EXPLORATION COMPANY EQUITY COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                                Deanna L. Cannon
                           Miller Exploration Company
                             3104 Logan Valley Road
                        Traverse City, Michigan 49685-348
                                 (231) 941-0004
            (Name, address and telephone number of agent for service)

                                    copy to:

                                Mark Early, Esq.
                             Vinson & Elkins L.L.P.
                          2001 Ross Avenue, Suite 3700
                            Dallas, Texas 75201-2975
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

                                                           Proposed              Proposed
       Title of securities         Amount to be        maximum offering      maximum aggregate      Amount of
        to be registered            registered        price per share (1)   offering price (1)  registration fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share................  1,200,000 shares(2)       $.97                 $1,164,000            $291.00
                                                           ----                 ----------            -------

Common Stock, $0.01 par value
per share.....................        480,000              $.97                 $  465,000            $116.40
                                                           ----                 ----------            -------
                                                                                                      $407.40
                                                                                                      =======
==================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based upon the sales price of the Registrant's Common Stock on the NASDAQ National Market on April 10, 2001.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.

================================================================================

     This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under (i) the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997 and (ii) the Miller Exploration Company Equity Compensation Plan for Non-Employee Directors. The contents of the Registrant's Form S-8 Registration Statements (Nos. 333-70249 and 333-70247) relating to such employee benefit plans, respectively, are incorporated by reference in this registration statement.

Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith.

         Exhibit
         Number       Description
         -------      -----------

           4.1 Miller Exploration Company Stock Option and Restricted Stock Plan of 1997 (incorporated by reference to Exhibit 10.1(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

           4.2 Amendment No. 1 to the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997.

           4.3 Amendment No. 2 to the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997.

           4.4 Miller Exploration Company Equity Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.27 of the Registrants Annual Report on Form 10-K for the year ended December 31, 1999).

           4.5 Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors.

           4.6 Amendment No. 1 to the Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors.

           5.1        Opinion of Vinson & Elkins L.L.P.

           23.1       Consent of Arthur Andersen LLP

           23.2       Consent of Miller and Lents, Ltd.

           23.3       Consent of Holditch - Reserve Technologies Consulting
                      Services.

           23.4 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

           24.1       Powers of Attorney (included on the signature hereto)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Traverse City, State of Michigan, on the 11 day of April, 2001.

                                        MILLER EXPLORATION COMPANY

                                        By: /s/ Deanna L. Cannon
                                            -----------------------------------
                                            Deanna L. Cannon
                                            Vice President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints Kelly E. Miller and Deanna L. Cannon, and each of them, as his or her attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

       Signature                           Capacity                   Date
       ---------                           --------                   ----

/s/ C. E. Miller            Chairman of the Board and Director   April 11, 2001
---------------------------
C. E. Miller

/s/ Kelly E. Miller         President, Chief Operating Officer   April 11, 2001
--------------------------- and Director
Kelly E. Miller

/s/ Deanna L. Cannon        Vice President-Finance and           April 11, 2001
--------------------------- Secretary (Principal Financial
Deanna L. Cannon            and Accounting Officer)

/s/ Richard J. Burgess      Director                             April 11, 2001
---------------------------
Richard J. Burgess

/s/ William Casey McManemin Director                             April 11, 2001
---------------------------
William Casey McManemin

/s/ Kenneth J. Foote        Director                             April 11, 2001
---------------------------
Kenneth J. Foote

/s/ Robert M. Boeve         Director                             April 11, 2001
---------------------------
Robert M. Boeve

/s/ Paul A. Halpern         Director                             April 11, 2001
---------------------------
Paul A. Halpern

                                INDEX TO EXHIBITS


Exhibit
Number     Description
-------    -----------

4.1 Miller Exploration Company Stock Option and Restricted Stock Plan of 1997 (incorporated by reference to Exhibit 10.1(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

4.2 Amendment No. 1 to the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997.

4.3 Amendment No. 2 to the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997.

4.4 Miller Exploration Company Equity Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.27 of the Registrants Annual Report on Form 10-K for the year ended December 31, 1999).

4.5 Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors.

4.6 Amendment No. 1 to the Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors.

5.1.       Opinion of Vinson & Elkins L.L.P.

23.1       Consent of Arthur Andersen LLP

23.2       Consent of Miller and Lents, Ltd.

23.3       Consent of Holditch - Reserve Technologies Consulting Services.

23.4       Consent of Vinson & Elkins L.L.P. (included in the opinion filed as
           Exhibit 5.1 hereto)

24.1       Powers of Attorney (included on the signature hereto)